EXHIBIT 32.1

Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of O.I. Corporation (the “Company”) on Form 10-K/A for the period ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, J. Bruce Lancaster, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Bruce Lancaster
J. Bruce Lancaster
Chief Executive Officer and Chief Financial Officer
August 26, 2010

A signed original of this written statement required by Section 906 has been provided to O.I. Corporation and will be retained by O.I. Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is made solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and not for any other purpose.